                    ADDENDUM TO FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement, made the 1st day of January, 2000, and subsequently amended on January 28, 2000 and August 14, 2000 by and among PACIFIC LIFE INSURANCE COMPANY (formerly Pacific Mutual Life Insurance Company) ("Pacific Life"), a life insurance company domiciled in California, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement; PACIFIC LIFE & ANNUITY COMPANY ("PL&A", and, together with Pacific Life, the "Companies"), a life insurance company domiciled in Arizona, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement (the segregated asset accounts of the Companies are referred to collectively as the "Separate Accounts"); PACIFIC SELECT FUND (the "Fund"), a Massachusetts business trust; and PACIFIC SELECT DISTRIBUTORS, INC. ("Distributor"), a California corporation, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 22 day of December 2000.

1. Effective January 2, 2001, Exhibit B attached to the Agreement, is amended as shown on Exhibit B attached to this Addendum.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                         PACIFIC SELECT FUND


ATTEST: /s/ Audrey L. Milfs                       BY:    /s/  Thomas C. Sutton
        ------------------------------------------       ----------------------------------
        Name: Audrey L. Milfs                            Name:  Thomas C. Sutton
         Title:   Secretary                              Title:   Chairman of the Board & Trustee



                  PACIFIC SELECT DISTRIBUTORS, INC.



ATTEST: /s/ Audrey L. Milfs                       BY:    /s/ Gerald W. Robinson
        ------------------------------------------       ----------------------------------
        Name: Audrey L. Milfs                            Name:     Gerald W. Robinson
        Title:   Secretary                               Title:    Chairman & Chief Executive
                                                                   Officer

                                       PACIFIC LIFE INSURANCE COMPANY


ATTEST:       /s/ Audrey L. Milfs                       BY:    /s/  Thomas C. Sutton
              ------------------------------------------       ------------------------------------------
              Name: Audrey L. Milfs                            Name:  Thomas C. Sutton
              Title:   Secretary                               Title:    Chairman of the Board & Chief
                                                                         Executive Officer



ATTEST:       /s/ Audrey L. Milfs                       BY:    /S/ Glenn S. Schafer
              ------------------------------------------       ------------------------------------------
              Name: Audrey L. Milfs                            Name:  Glenn S. Schafer
              Title:   Secretary                               Title:    President



                                       PACIFIC LIFE & ANNUITY COMPANY



ATTEST:       /S/ AUDREY L. MILFS                       BY:    /S/ LYNN C. MILLER
              ------------------------------------------       -------------------------------------------
              Name: Audrey L. Milfs                            Name:  Lynn C. Miller
              Title:   Secretary                               Title:    Executive Vice President

                                    EXHIBIT B

                           Aggressive Equity Portfolio
                           Emerging Markets Portfolio
                         Diversified Research Portfolio
                           Small-Cap Equity Portfolio
                        International Large-Cap Portfolio
                                Equity Portfolio
                           I-Net Tollkeeper Portfolio
                            Multi-Strategy Portfolio
                             Equity Income Portfolio
                               Growth LT Portfolio
                            Strategic Value Portfolio
                              Focused 30 Portfolio
                             Mid-Cap Value Portfolio
                             Equity Index Portfolio
                            Small-Cap Index Portfolio
                                 REIT Portfolio
                          International Value Portfolio
                         Government Securities Portfolio
                             Managed Bond Portfolio
                             Money Market Portfolio
                            High Yield Bond Portfolio
                            Large-Cap Value Portfolio
                            Global Growth Portfolio*
                            Mid-Cap Growth Portfolio*
                        Capital Opportunities Portfolio*
                              Technology Portfolio*
                          Financial Services Portfolio*
                          Telecommunications Portfolio*
                           Health Sciences Portfolio*
                          Aggressive Growth Portfolio*
                              Blue Chip Portfolio*




         *Effective January 2, 2001